Residential Asset Securitization Trust 2006-A14CB
                                 Issuing Entity



                                Final Term Sheet



                           $360,282,735 (Approximate)




                                IndyMac MBS, Inc.
                                    Depositor


                           [IndyMac Bank, F.S.B. LOGO]

                          Sponsor, Seller and Servicer

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      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus . Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus . If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus , if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

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                 FREE WRITING PROSPECTUS DATED NOVEMBER 2, 2006
                Residential Asset Securitization Trust 2006-A14CB

           Distributions payable monthly on the 25th day of the month, beginning November 27, 2006

      The following classes of certificates are offered pursuant to this free writing prospectus:

-----------------------------------------------------------------------------------------------------------------------------
                           Initial Class                                                  Initial Class
                       Certificate Balance /                                          Certificate Balance /
                         Initial Notional        Pass-Through                           Initial Notional       Pass-Through
       Class                Amount (1)             Rate (2)            Class               Amount (1)            Rate (2)
-----------------------------------------------------------------------------------------------------------------------------
  Class 1-A-1          $        15,084,000          6.25%          Class 2-A-6       $        128,274,000        Floating
-----------------------------------------------------------------------------------------------------------------------------
  Class 1-A-2          $        63,677,000          6.25%          Class 2-A-7       $     128,274,000(4)        Floating
-----------------------------------------------------------------------------------------------------------------------------
  Class 1-A-3          $         1,448,000          6.25%          Class PO          $          1,447,635         (5)
-----------------------------------------------------------------------------------------------------------------------------
  Class 1-A-4          $         1,197,000          6.25%          Class A-X         $     22,988,576 (4)         6.25%
-----------------------------------------------------------------------------------------------------------------------------
  Class 2-A-1          $        49,320,000        6.00% (3)        Class A-R         $                100         6.25%
-----------------------------------------------------------------------------------------------------------------------------
  Class 2-A-2          $        60,278,000          6.00%          Class B-1         $         12,272,000      Variable
-----------------------------------------------------------------------------------------------------------------------------
  Class 2-A-3          $         4,566,000          6.00%          Class B-2         $          4,762,000      Variable
-----------------------------------------------------------------------------------------------------------------------------
  Class 2-A-4          $         8,507,000          6.00%          Class B-3         $          3,847,000      Variable
-----------------------------------------------------------------------------------------------------------------------------
  Class 2-A-5          $         5,603,000          6.00%
-----------------------------------------------------------------------------------------------------------------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.
(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates and initial ratings, are listed in the tables under "Summary -- Description of the Certificates" in this free writing prospectus. The tables also show the index used to calculate the pass-through rates for the Class 2-A-6 and Class 2-A-7 Certificates.
(3) The Class 2-A-1 Certificates will have the benefit of a separate interest rate corridor contract with Bear Stearns Financial Products Inc., as counterparty. As long as the corridor contract is in effect, the effective rate of these certificates including the yield supplement amounts will equal LIBOR plus 0.65%, subject to a floor of 6.00% and a ceiling of 9.50%. Amounts received on the interest rate corridor contract are only available to make distributions on the Class 2-A-1 Certificates.
(4) The Class 2-A-7 and the Class A-X Certificates are interest only, notional amount certificates. The initial notional amounts for the notional amount certificates are set forth in the table above but are not included in the aggregate class certificate balance of the certificates offered.
(5) The Class PO Certificates are principal only certificates and will not bear interest.



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                                     Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this free writing prospectus and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decisions.

Issuing Entity

Residential Asset Securitization Trust 2006-A14CB, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN0614, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor, the trustee and the supplemental interest trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of October 1, 2006 and the origination date of that mortgage loan (referred to as the cut-off date).

Closing Date

On or about November 3, 2006.

The Mortgage Loans

The mortgage pool will consist primarily of 20- and 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties. The mortgage pool will be divided into two collateral allocation groups as described below.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

Collateral Allocation Groups

The mortgage pool will be divided into two separate collateral allocation groups. On the closing date, the stated principal balance of each mortgage loan will be allocated, based upon a fraction derived from that mortgage loan's adjusted net mortgage rate (in each case, the "applicable fraction"), either (i) to one collateral allocation group only or (ii) between the two collateral allocation groups. Therefore, each collateral allocation group will consist of a specified percentage (ranging from 0% to 100%) of the principal balance of each mortgage loan. To the extent that the specified percentage of any mortgage loan in a collateral allocation group is not 0% or 100%, the allocation between the two collateral allocation groups will result in the treatment of that

--------------------------------------------------------------------------------


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mortgage loan as if the mortgage loan were two separate mortgage loans bearing interest at two different effective adjusted net mortgage rates, one higher than and one lower than the actual adjusted net mortgage rate of the mortgage loan.

As of the cut-off date, the depositor expects that the applicable fraction of the mortgage loans in collateral allocation group 1 will have the following characteristics:

Aggregate Current Principal Balance   $89,425,673

Weighted Average Mortgage Rate        6.418%

Range of Mortgage Rates               5.875% to 7.395%

Average Current Principal Balance     $235,952

Range of Outstanding Principal
   Balances                           $43,000 to
                                       $627,000

Weighted Average Original
   Loan-to-Value Ratio                67.82%

Weighted Average Original Term to
   Maturity                           359 months

Weighted Average Credit Bureau
   Risk Score                         714
Weighted Average Remaining Term to
   Stated Maturity                    359 months
Geographic Concentrations in
   excess of 10%:

   California                         46.61%

   New York                           14.48%

As of the cut-off date, the depositor expects that the applicable fraction of the mortgage loans in collateral allocation group 2 will have the following characteristics:

Aggregate Current Principal Balance   $276,901,904

Weighted Average Mortgage Rate        7.269%

Range of Mortgage Rates               6.625% to 10.000%

Average Current Principal Balance     $206,643

Range of Outstanding Principal
   Balances                           $26,500 to
                                       $619,539
Weighted Average Original
   Loan-to-Value Ratio                75.09%

Weighted Average Original Term to
   Maturity                           360 months

Weighted Average Credit Bureau
   Risk Score                         694

Weighted Average Remaining Term to
   Stated Maturity                    359 months

Geographic Concentrations in
   excess of 10%:

   California                         21.37%

   Florida                            14.34%

   New York                           12.04%

As of the cut-off date, the depositor expects that the mortgage loans in the aggregate will have the following characteristics:

Aggregate Current Principal Balance   $366,327,577

Weighted Average Mortgage Rate        7.061%

Range of Mortgage Rates               5.875% to 10.000%

Average Current Principal Balance     $222,692

Range of Outstanding Principal
   Balances                           $26,500 to
                                       $685,000

Weighted Average Original
   Loan-to-Value Ratio                73.32%

Weighted Average Original Term to
   Maturity                           360 months

Non-Zero Weighted Average Credit
   Bureau Risk Score                  699

Weighted Average Remaining Term to
   Stated Maturity                    359 months

Geographic Concentrations in excess
   of 10%:

   California                         27.53%

   Florida                            12.87%

   New York                           12.63%

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                                       5
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
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     Description of the Certificates

     The issuing entity will issue the following classes of certificates:


                         Initial Class
                          Certificate
                       Balance / Initial                                         Final Scheduled
       Class          Notional Amount (1)                Type                 Distribution Date (2)
--------------------  -------------------   --------------------------------  ---------------------

Offered Certificates
1-A-1...............      $15,084,000       Senior/Fixed Pass-Through Rate/     December 25, 2036
                                                   NAS/ Super Senior

1-A-2...............      $63,677,000       Senior/Fixed Pass-Through Rate      December 25, 2036

1-A-3...............      $1,448,000        Senior/Fixed Pass-Through Rate      December 25, 2036

1-A-4...............      $1,197,000        Senior/Fixed Pass-Through Rate/     December 25, 2036
                                                  NAS/Senior Support

2-A-1...............      $49,320,000       Senior/Fixed Pass-Through Rate/     December 25, 2036
                                                     Super Senior

2-A-2...............      $60,278,000       Senior/Fixed Pass-Through Rate/     December 25, 2036
                                                     Super Senior

2-A-3...............      $4,566,000        Senior/Fixed Pass-Through Rate      December 25, 2036

2-A-4...............      $8,507,000       Senior/ Fixed Pass-Through Rate/     December 25, 2036
                                                   NAS/ Super Senior

2-A-5...............      $5,603,000       Senior/ Fixed Pass-Through Rate/     December 25, 2036
                                                  NAS/ Senior Support

2-A-6...............     $128,274,000      Senior/Floating Pass-Through Rate    December 25, 2036

2-A-7...............     $128,274,000           Senior/Inverse Floating         December 25, 2036
                                              Pass-Through Rate/Notional
                                                 Amount/Interest Only

A-X.................    $22,988,576 (4)     Senior/Fixed Pass-Through Rate/     December 25, 2036
                                             Notional Amount/Interest Only

PO..................      $1,447,635             Senior/Principal Only          December 25, 2036


                                                                 6


                          Initial Rating
Modeled Final Scheduled    (Moody's/S&P/
   Distribution Date         Fitch)(3)
-----------------------  -----------------


   October 25, 2036         Aaa/AAA/AAA


   January 25, 2013         Aaa/AAA/AAA

     July 25, 2013          Aaa/AAA/AAA

   October 25, 2036         Aa1/AAA/AAA


   February 25, 2011        Aaa/AAA/AAA


     June 25, 2015          Aaa/AAA/AAA


   October 25, 2036         Aaa/AAA/AAA

   October 25, 2036         Aaa/AAA/AAA


   October 25, 2036         Aa1/AAA/AAA


   October 25, 2036         Aaa/AAA/AAA

   October 25, 2036         Aaa/AAA/AAA



   October 25, 2036         Aaa/AAA/AAA

   October 25, 2036         Aaa/AAA/AAA

-----------------------------------------------------------------------------------------------------------

                                                   7


-----------------------------------------------------------------------------------------------------------

                         Initial Class
                          Certificate
                       Balance / Initial                                         Final Scheduled
       Class          Notional Amount (1)                Type                 Distribution Date (2)
--------------------  -------------------   --------------------------------  ---------------------

A-R.................         $100                Senior/REMIC Residual          December 25, 2036

B-1.................      $12,272,000          Subordinate/Variable Rate        December 25, 2036

B-2.................      $4,762,000           Subordinate/Variable Rate        December 25, 2036

B-3.................      $3,847,000           Subordinate/Variable Rate        December 25, 2036

Non-Offered
Certificates (5)
B-4.................      $2,381,000           Subordinate/Variable Rate        December 25, 2036

B-5.................      $2,015,000           Subordinate/Variable Rate        December 25, 2036

B-6.................      $1,648,841           Subordinate/Variable Rate        December 25, 2036

P...................         $100               Prepayment Charges (6)                 N/A



                            Initial Rating
  Modeled Final Scheduled    (Moody's/S&P/
     Distribution Date         Fitch)(3)
 ------------------------  -----------------

     November 25, 2006        NR/AAA/AAA

     October 25, 2036          NR/NR/AA

     October 25, 2036           NR/NR/A

     October 25, 2036          NR/NR/BBB



     October 25, 2036

     October 25, 2036

     October 25, 2036

            N/A



-----------------------------------------------------------------------------------------------------------



--------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The final scheduled distribution date is the distribution date in the month after the month of the latest stated maturity date of any Mortgage Loan.

(3) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(4) The notional amount of the Class A-X Certificates will be calculated as described in this free writing prospectus under "Description of the Certificates--Notional Amount Certificates."

(5) The Class B-4, Class B-5, Class B-6 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-4, Class B-5, Class B-6 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(6) The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.


                                       7
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
-----------------------------------------------------------------------------------------------------------------------------

The certificates will also have the following characteristics:

                             Related
                           Collateral
                           Allocation     Initial Pass-Through                           Interest Accrual   Interest Accrual
         Class                Group             Rate (1)           Pass-Through Rate          Period           Convention
------------------------  -------------  -----------------------  ------------------   ------------------- -------------------
Offered Certificates
1-A-1...................        1              6.250000%                 6.25%          calendar month (2)     30/360 (3)
1-A-2...................        1              6.250000%                 6.25%          calendar month (2)     30/360 (3)
1-A-3...................        1              6.250000%                 6.25%          calendar month (2)     30/360 (3)
1-A-4...................        1              6.250000%                 6.25%          calendar month (2)     30/360 (3)
2-A-1...................        2              6.000000%               6.00% (4)         25th to 24th (5)      30/360 (3)
2-A-2...................        2              6.000000%                 6.00%          calendar month (2)     30/360 (3)
2-A-3...................        2              6.000000%                 6.00%          calendar month (2)     30/360 (3)
2-A-4...................        2              6.000000%                 6.00%          calendar month (2)     30/360 (3)
2-A-5...................        2              6.000000%                 6.00%          calendar month (2)     30/360 (3)
2-A-6...................        2              5.770000%           LIBOR + 0.45% (6)     25th to 24th (5)      30/360 (3)
2-A-7...................        2              1.230000%           6.55% - LIBOR (6)     25th to 24th (5)      30/360 (3)
A-X.....................        2                6.25%                   6.25%          calendar month (2)     30/360 (3)
PO......................        1                 (7)                     (7)                   N/A                N/A
A-R.....................        1              6.250000%                 6.25%          calendar month (2)     30/360 (3)
B-1.....................     1 and 2           6.438981%                  (8)           calendar month (2)     30/360 (3)
B-2.....................     1 and 2           6.438981%                  (8)           calendar month (2)     30/360 (3)
B-3.....................     1 and 2           6.438981%                  (8)           calendar month (2)     30/360 (3)
Non-Offered Certificates
B-4.....................     1 and 2           6.438981%                  (8)           calendar month (2)     30/360 (3)
B-5.....................     1 and 2           6.438981%                  (8)           calendar month (2)     30/360 (3)
B-6.....................     1 and 2           6.438981%                  (8)           calendar month (2)     30/360 (3)
P.......................     1 and 2              N/A                     N/A                   N/A                N/A

(1)  Reflects the expected pass-through rate as of the closing date.

(2)  The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(3)  Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4)  The Class 2-A-1 Certificates will have the benefit of a separate interest rate corridor contract with Bear Stearns
     Financial Products Inc., as counterparty. As long as the corridor contract is in effect, the effective rate of these certificates including the yield supplement amounts will equal LIBOR plus 0.65%, subject to a floor of 6.00% and a ceiling of 9.50%. Amounts received on the interest rate corridor contract are only available to make distributions on the Class 2-A-1 Certificates.

(5)  The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. These certificates will settle with accrued interest.

(6)  The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to an interest rate cap.

(7)  The Class PO Certificates are not entitled to any distributions of interest. See "Description of the Certificates"
     in this free writing prospectus.

(8)  The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

-----------------------------------------------------------------------------------------------------------------------------

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     o   6.25% multiplied by the excess of the aggregate of the applicable fraction for collateral allocation group 1 of the stated principal balance of each mortgage loan as of the due date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior date) over the aggregate class certificate balance of the group 1 senior certificates (other than the Class PO Certificates) immediately prior to that distribution date; and

     o 6.50% multiplied by the excess of the aggregate of the applicable fraction for collateral allocation group 2 of the stated principal balance of each mortgage loan as of the due date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior date) over the aggregate class certificate balance of the group 2 senior certificates immediately prior to that distribution date;

     divided by the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

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                                       9

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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

  Senior Certificates       Class 1-A-1, Class 1-A-2,
                            Class 1-A-3, Class 1-A-4,
                            Class 2-A-1, Class 2-A-2,
                            Class 2-A-3, Class 2-A-4,
                            Class 2-A-5, Class 2-A-6,
                          Class 2-A-7, Class A-X, Class
                          PO and Class A-R Certificates

      Subordinated         Class B-1, Class B-2, Class
      Certificates        B-3, Class B-4, Class B-5 and
                              Class B-6 Certificates

   LIBOR Certificates      Class 2-A-6 and Class 2-A-7
                                   Certificates

    Notional Amount         Class 2-A-7 and Class A-X
      Certificates                 Certificates

     Principal-Only           Class PO Certificates
      Certificates

      Super Senior          Class 1-A-1, Class 2-A-1,
      Certificates         Class 2-A-2 and Class 2-A-4
                                   Certificates

     Senior Support        Class 1-A-4 and Class 2-A-5
      Certificates                 Certificates

     Group 1 Senior          Class 1-A-1, Class 1-A-2,
       Certificates          Class 1-A-3, Class 1-A-4,
                              Class PO and Class A-R
                                   Certificates

     Group 2 Senior         Class 2-A-1, Class 2-A-2,
      Certificates          Class 2-A-3, Class 2-A-4,
                            Class 2-A-5, Class 2-A-6,
                            Class 2-A-7 and Class A-X
                                   Certificates

  Offered Certificates      Senior Certificates, Class
                           B-1, Class B-2 and Class B-3
                                   Certificates

Record Date

The record date (x) for the LIBOR Certificates and the Class 2-A-1 Certificates, so long as such certificates are book-entry certificates, is the business day immediately prior to that distribution date and (y) for any other class of certificates and any definitive certificates, is the last business day of the month immediately preceding the month of that distribution date.


Denominations

Offered Certificates (other than the Class 1-A-3, Class 2-A-3 and Class A-R Certificates):

$100,000 and multiples of $1,000 in excess thereof.

Class 1-A-3 and Class 2-A-3 Certificates:

$1,000 and multiples of $1,000 in excess thereof.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on November 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table above.

On each distribution date, to the extent funds are available for the related collateral allocation group, each interest-bearing class of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; plus

o    any interest remaining unpaid from prior distribution dates; minus

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                                       10

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o    any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related collateral allocation group or collateral allocation groups resulting from:

o    prepayments on the mortgage loans; and

o reductions in the mortgage rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a collateral allocation group on any distribution date will be allocated pro rata among all related interest-bearing classes of certificates, based on their respective interest entitlements (or, in the case of the subordinated certificates, based on interest accrued on each such subordinated class's share of the applicable assumed balance), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a collateral allocation group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each interest-bearing class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Interest Rate Corridor Contract

A separate supplemental interest trust created under the pooling and servicing agreement will hold the interest rate corridor contract for the benefit of the Class 2-A-1 Certificates. On or prior to the corridor contract termination date, amounts paid under the corridor contract will be available as described in this free writing prospectus to make payments of the yield supplement amount to the Class 2-A-1 Certificates.

Principal Distributions

Collateral Allocation Group 1

Principal collections with respect to collateral allocation group 1 will be distributed to the group 1 senior certificates as described in the next sentence, and any remainder will be allocated to the subordinated certificates. Principal distributed to the group 1 senior certificates will be allocated between the Class PO Certificates, on the one hand, and the other classes of group 1 senior certificates and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan or portion thereof in collateral allocation group 1 with an adjusted net mortgage rate less than 6.25% will be equal to that adjusted net mortgage rate divided by 6.25% and the PO percentage of that mortgage loan or portion thereof will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan or portion thereof in collateral allocation group 1 with an adjusted net mortgage rate equal to or greater than 6.25%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the classes of group 1 senior certificates (other than the Class PO Certificates) as set forth below, and any remainder of that non-PO amount will be allocated to the classes of subordinated certificates:

o in the case of scheduled principal collections for collateral allocation group 1, the amount allocated to the group 1 senior certificates is based on the ratio of the aggregate class certificate balance of the group 1 senior certificates to the aggregate of the non-PO percentage of the applicable fraction for collateral allocation group 1 of the stated principal balance of each mortgage loan and


--------------------------------------------------------------------------------

o in the case of principal prepayments for collateral allocation group 1, the amount allocated to the group 1 senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus.

Collateral Allocation Group 2

Principal collections with respect to collateral allocation group 2 will be allocated to the group 2 senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections for collateral allocation group 2, the amount allocated to the group 2 senior certificates is based on the ratio of its class certificate balance to the aggregate of the applicable fraction for collateral allocation group 2 of the stated principal balance of each mortgage loans and

o in the case of principal prepayments for collateral allocation group 2, the amount allocated to the group 2 senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any collateral allocation group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each collateral allocation group.

General

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have a component balance or a class certificate balance and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See "Description of the Certificates -- Principal" in this free writing prospectus.

Amounts Available for Distributions on the Certificates

General

The amount available for distributions on the certificates on any distribution date will be calculated on a collateral allocation group by collateral allocation group basis and generally consists of the following with respect to the applicable fraction for the related collateral allocation group of the following amounts (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loans, plus accrued interest);

o    subsequent recoveries;

o partial or full prepayments with respect to the mortgage loans collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by the seller or the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o    lender-paid mortgage insurance premiums, if any;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.250% per annum. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each collateral allocation group will be distributed in the following order:

o to interest on each interest-bearing class of senior certificates related to that collateral allocation group, pro rata, based on their respective interest distribution amounts;

o to principal of the classes of senior certificates related to that collateral allocation group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o in the case of collateral allocation group 1, to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of subordinated certificates;

o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

o    from any remaining available amounts to the Class A-R Certificates.

Priority of Distributions--Group 1 Senior Certificates

On each distribution date, the non-PO formula principal amount related to collateral allocation group 1, up to the amount of the senior principal distribution amount for collateral allocation group 1 will be distributed as principal of the following classes of group 1 senior certificates, in the following order of priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class 1-A-1 and Class 1-A-4 Certificates, pro rata, the group 1 priority amount, until their respective class certificate balances are reduced to zero;

(3) sequentially, to the Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(4) concurrently, to the Class 1-A-1 and Class 1-A-4 Certificates, pro rata, without regard to the group 1 priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for collateral allocation group 1 for that distribution date and (y) the product of:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o available funds for collateral allocation group 1 remaining after distribution of interest on the group 1 senior certificates; and

o a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount for collateral allocation group 1.

Priority of Distributions--Group 2 Senior Certificates

On each distribution date, the principal amount related to collateral allocation group 2, up to the amount of the senior principal distribution amount for collateral allocation group 2, will be distributed as principal of the following classes of group 2 senior certificates, concurrently, as follows:

(a) 50% to the Class 2-A-6 Certificates, until its class certificate balance is reduced to zero, and


(b) 50% in the following priority:

         (1) concurrently, to the Class 2-A-4 and Class 2-A-5 Certificates, pro rata, the group 2 priority amount, until their respective class certificate balances are reduced to zero;

         (2) in an amount up to $1,878 for each distribution date to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero;

         (3) in an amount up to $657,278 for each distribution date to the Class 2-A-2 Certificates, until its class certificate balance is reduced to zero;

         (4) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

         (5) concurrently, to the Class 2-A-4 and Class 2-A-5 Certificates, pro rata, without regard to the group 2 priority amount, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, with respect to both collateral allocation groups to the extent of available funds available therefor, the sum of (x) the non-PO formula principal amount for collateral allocation group 1, up to the subordinated principal distribution amount for collateral allocation group 1 and
(y) the principal amount for collateral allocation group 2, up to the subordinated principal distribution amount for collateral allocation group 2, will be distributed as principal of the classes of subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all collateral allocation groups (based on its class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class of subordinated certificates (referred to as a "restricted class"), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from any collateral allocation group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated to one or both of the collateral allocation groups based on the applicable fraction and further allocated as follows:

o the applicable non-PO percentage of any realized losses for collateral allocation group 1 and any realized losses for collateral allocation group 2 will be allocated in the following order of priority:

     o first, to the classes of subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero, and

     o second, concurrently to the senior certificates related to the applicable collateral allocation group (other than the notional amount certificates and the Class PO Certificates), as described under

--------------------------------------------------------------------------------

          "Description of the Certificates--Allocation of Realized Losses," and

o with respect to losses on the mortgage loans, the applicable PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO deferred amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for collateral allocation group
     1) before distributions of principal on the subordinated certificates and
     (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO deferred amounts.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a collateral allocation group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth under "Description of the Certificates-- Allocation of Losses."

Additionally, as described above under "Priority of Distributions--Principal Distributions," unless certain conditions are met, the senior prepayment percentage related to a collateral allocation group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans or portions thereof in that collateral allocation group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from a collateral allocation group may be used to pay principal or interest, or both, to the certificates unrelated to that collateral allocation group.

See "Description of the Certificates -- Cross-Collateralization" in this free writing prospectus.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 2- A-1 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, supplemental interest reserve fund and the interest rate corridor contract will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

The Class 2-A-1 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate corridor contract, unless such acquisition or holding is also eligible for the exemptive relief available under one of the class exemptions or statutory exemptions.

Legal Investment

The senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

--------------------------------------------------------------------------------


                                                          The Mortgage Pool

                                                    Collateral Allocation Group 1

                             Mortgage Rates for the Mortgage Loans in Collateral Allocation Group 1 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of                              Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Mortgage Rates (%)                       Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
5.500 - 5.999 .....................          6   $    1,709,131.51          1.91%         5.875%       697   $ 284,855.25     65.99%
6.000 - 6.499 .....................        151       39,505,175.49         44.18          6.303        718     261,623.68     68.26
6.500 - 6.999 .....................        221       48,063,786.41         53.75          6.528        712     217,483.20     67.46
7.000 - 7.499 .....................          1          147,579.96          0.17          7.395        620     147,579.96     90.00
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in collateral allocation group 1 was approximately 6.418% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in collateral allocation group 1 net of the interest premium charged by the lender was approximately 6.412% per annum.


                        Current Principal Balances for the Mortgage Loans in Collateral Allocation Group 1 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of Current Mortgage             Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan Principal Balances ($)              Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
0.01 - 50,000.00 ..................          3   $      136,570.39          0.15%         6.625%       676   $  45,523.46     62.03%
50,000.01 - 100,000.00 ............         35        2,933,516.91          3.28          6.551        714      83,814.77     60.92
100,000.01 - 150,000.00  ..........         67        8,704,877.89          9.73          6.503        707     129,923.55     67.35
150,000.01 - 200,000.00  ..........         61       10,845,705.24         12.13          6.443        707     177,798.45     64.62
200,000.01 - 250,000.00  ..........         53       12,067,194.85         13.49          6.423        727     227,682.92     66.26
250,000.01 - 300,000.00  ..........         49       13,428,533.24         15.02          6.402        709     274,051.70     69.14
300,000.01 - 350,000.00  ..........         44       14,450,978.19         16.16          6.412        714     328,431.32     70.00
350,000.01 - 400,000.00  ..........         41       15,465,387.83         17.29          6.353        713     377,204.58     69.61
400,000.01 - 450,000.00  ..........         18        7,426,698.44          8.30          6.397        720     412,594.36     68.87
450,000.01 - 500,000.00  ..........          6        2,827,210.39          3.16          6.419        723     471,201.73     64.19
500,000.01 - 550,000.00  ..........          1          512,000.00          0.57          6.375        687     512,000.00     80.00
600,000.01 - 650,000.00  ..........          1          627,000.00          0.70          6.375        725     627,000.00     64.97
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans in collateral allocation group 1 was approximately
     $235,952.



                                                                 18



                       Original Loan-to-Value Ratios for the Mortgage Loans in Collateral Allocation Group 1 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of Original                     Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan-to-Value Ratios (%)                 Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
  0.01- 49.99 .....................         66   $   12,690,835.84         14.19%         6.404%       722   $ 192,285.39     40.62%
 50.00- 54.99 .....................         19        4,384,922.96          4.90          6.419        717     230,785.42     52.69
 55.00- 59.99 .....................         32        8,070,462.37          9.02          6.402        708     252,201.95     57.55
 60.00- 64.99 .....................         38       10,128,563.77         11.33          6.430        717     266,541.15     62.77
 65.00- 69.99 .....................         27        6,889,563.90          7.70          6.364        687     255,169.03     67.11
 70.00- 74.99 .....................         21        5,387,367.91          6.02          6.440        715     256,541.33     71.99
 75.00- 80.00 .....................        161       38,466,590.07         43.02          6.417        716     238,922.92     79.61
 80.01- 84.99 .....................          3          691,761.58          0.77          6.451        693     230,587.19     84.05
 85.00- 89.99 .....................          3          627,529.28          0.70          6.518        719     209,176.43     85.14
 90.00- 94.99 .....................          5        1,101,460.18          1.23          6.575        720     220,292.04     91.17
 95.00- 99.99 .....................          4          986,615.51          1.10          6.605        712     246,653.88     95.00
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in collateral allocation group
     1 was approximately 67.82%.


                      Original Term to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 1

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Original Term to Stated               Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Maturity (months)                        Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
240 ...............................          3   $      527,500.00          0.59%         6.454%       712   $ 175,833.33     56.37%
360 ...............................        376       88,898,173.37         99.41          6.417        714     236,431.31     67.89
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========



                   Remaining Terms to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 1 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of Remaining Terms to           Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Stated Maturity (months)                 Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
181 - 240 .........................          3   $      527,500.00          0.59%         6.454%       712   $ 175,833.33     56.37%
301 - 360 .........................        376       88,898,173.37         99.41          6.417        714     236,431.31     67.89
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========
------------

(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans in collateral allocation group 1 was approximately 359 months.


                                                                 19


             Geographic Distribution of the Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 1

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
State                                    Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Arizona ...........................          6   $    1,354,115.08          1.51%         6.509%       723   $ 225,685.85     68.93%
Arkansas ..........................          1          140,000.00          0.16          6.375        719     140,000.00     80.00
California ........................        155       41,677,182.81         46.61          6.407        713     268,885.05     63.51
Colorado ..........................          8        1,737,500.00          1.94          6.441        733     217,187.50     73.81
Connecticut .......................          5        1,172,052.86          1.31          6.503        736     234,410.57     66.50
Delaware ..........................          4          557,125.00          0.62          6.458        732     139,281.25     72.99
Florida ...........................         41        7,445,390.34          8.33          6.431        702     181,594.89     71.33
Georgia ...........................          3          388,820.00          0.43          6.477        729     129,606.67     74.40
Hawaii ............................          4        1,461,577.28          1.63          6.412        708     365,394.32     58.58
Idaho .............................          1          296,000.00          0.33          6.500        666     296,000.00     80.00
Illinois ..........................          3          982,470.89          1.10          6.394        774     327,490.30     73.68
Indiana ...........................          2          249,260.00          0.28          6.375        780     124,630.00     79.44
Kentucky ..........................          2          278,600.00          0.31          6.471        699     139,300.00     76.07
Louisiana .........................          2          486,793.97          0.54          6.422        675     243,396.99     88.80
Maine .............................          1          100,000.00          0.11          6.500        721     100,000.00     21.05
Maryland ..........................         14        3,134,817.46          3.51          6.364        696     223,915.53     69.86
Massachusetts .....................          1          240,000.00          0.27          6.500        727     240,000.00     52.17
Michigan ..........................          3          317,855.80          0.36          6.380        765     105,951.93     81.89
Minnesota .........................          5          979,936.27          1.10          6.369        760     195,987.25     73.68
Missouri ..........................          2          380,000.00          0.42          6.500        706     190,000.00     80.00
Nebraska ..........................          2          393,755.82          0.44          6.544        746     196,877.91     79.68
Nevada ............................          9        1,558,851.00          1.74          6.510        732     173,205.67     70.91
New Jersey ........................          6        1,261,550.00          1.41          6.355        673     210,258.33     71.44
New Mexico ........................          2          303,607.34          0.34          6.368        692     151,803.67     70.91
New York ..........................         48       12,945,925.74         14.48          6.406        710     269,706.79     69.24
Ohio ..............................          3          522,897.94          0.58          6.562        657     174,299.31     86.17
Oklahoma ..........................          2          320,000.00          0.36          6.547        685     160,000.00     80.00
Oregon ............................          5        1,408,896.53          1.58          6.405        738     281,779.31     80.00
Pennsylvania ......................          4          959,435.00          1.07          6.294        689     239,858.75     80.00
Rhode Island ......................          2          415,868.46          0.47          6.500        763     207,934.23     75.59
South Carolina ....................          1          147,579.96          0.17          7.395        620     147,579.96     90.00
Texas .............................          8        1,002,106.01          1.12          6.367        737     125,263.25     79.00
Utah ..............................          4          786,610.39          0.88          6.491        764     196,652.60     75.56
Virginia ..........................         11        2,186,377.71          2.44          6.458        710     198,761.61     71.94
Washington ........................          9        1,832,713.71          2.05          6.434        727     203,634.86     69.79
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========


                                                                 20



                         Mortgagors' FICO Scores for the Mortgage Loans in Collateral Allocation Group 1 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of FICO                         Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Credit Scores                            Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
620-639 ...........................         22   $    4,748,943.01          5.31%         6.444%       630   $ 215,861.05     66.36%
640-659 ...........................         26        6,109,159.66          6.83          6.449        648     234,967.68     67.28
660-679 ...........................         51       11,607,283.84         12.98          6.422        668     227,593.80     67.39
680-699 ...........................         54       12,432,839.75         13.90          6.444        689     230,237.77     67.96
700-719 ...........................         57       14,367,804.23         16.07          6.398        709     252,066.74     67.47
720-739 ...........................         53       12,199,482.86         13.64          6.409        728     230,178.92     71.18
740-759 ...........................         40       10,251,214.08         11.46          6.388        750     256,280.35     68.03
760-779 ...........................         44       10,070,768.93         11.26          6.420        769     228,881.11     68.78
780-799 ...........................         24        5,677,408.46          6.35          6.435        790     236,558.69     67.14
800-819 ...........................          8        1,960,768.55          2.19          6.350        808     245,096.07     52.34
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans in collateral allocation group 1 was approximately 714.


                        Types of Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 1

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Property Type                            Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
High-Rise Condominium .............          1   $       91,400.00          0.10%         6.625%       698   $  91,400.00     80.00%
Low-Rise Condominium ..............         24        4,765,355.12          5.33          6.479        707     198,556.46     69.76
Cooperative .......................          5          703,608.96          0.79          6.241        719     140,721.79     70.84
Planned Unit Development
(PUD) .............................         48       11,328,570.82         12.67          6.461        727     236,011.89     75.45
Single Family Residence ...........        259       60,130,337.50         67.24          6.403        712     232,163.47     67.10
Townhouse .........................          3          801,000.00          0.90          6.530        692     267,000.00     72.70
Two- to Four-Family
Residence .........................         39       11,605,400.97         12.98          6.427        713     297,574.38     62.73
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========


                                   Purposes of the Mortgage Loans in Collateral Allocation Group 1

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan Purpose                             Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Refinance (Cash Out) ..............        195   $   46,097,511.06         51.55%         6.417%       705   $ 236,397.49     63.63%
Purchase ..........................        123       29,183,913.72         32.63          6.407        727     237,267.59     75.89
Refinance (Rate/Term) .............         61       14,144,248.59         15.82          6.442        715     231,872.93     64.83
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========



                                                                 21



                              Occupancy Types for the Mortgage Loans in Collateral Allocation Group 1 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Occupancy Type                           Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Investment ........................         32   $    7,214,720.39          8.07%         6.454%       720   $ 225,460.01     58.91%
Primary Home ......................        340       80,910,454.50         90.48          6.415        713     237,971.93     68.71
Secondary Home ....................          7        1,300,498.48          1.45          6.408        723     185,785.50     61.77
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========
------------
(1)  Based upon representations of the related mortgagors at the time of origination.


                            Loan Documentation Type for the Mortgage Loans in Collateral Allocation Group 1

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Type of Program                          Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Full/Alternate ....................         77   $   16,833,922.60         18.82%         6.411%       725   $ 218,622.37     76.04%
Stated Income .....................        145       36,151,135.12         40.43          6.416        708     249,318.17     71.97
No Income/No Asset ................         41       10,042,977.14         11.23          6.430        708     244,950.66     62.87
No Ratio ..........................         35        8,696,360.96          9.72          6.419        710     248,467.46     67.64
No Doc ............................         81       17,701,277.55         19.79          6.421        721     218,534.29     54.44
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========


                            Ranges of Loan Age for the Mortgage Loans in Collateral Allocation Group 1 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of                              Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan Age (months)                        Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
0 .................................        302   $   70,722,158.31         79.08%         6.408%       713   $ 234,179.33     67.60%
1 .................................         24        6,818,409.45          7.62          6.457        728     284,100.39     66.27
2 .................................         15        3,854,930.91          4.31          6.428        723     256,995.39     73.81
3 .................................         13        2,330,136.49          2.61          6.463        695     179,241.27     61.57
4 .................................         10        2,257,806.78          2.52          6.489        744     225,780.68     67.31
5 .................................          6        1,649,694.63          1.84          6.401        684     274,949.11     70.44
6 .................................          2          398,221.35          0.45          6.416        702     199,110.68     78.31
7 .................................          2          378,492.41          0.42          6.389        723     189,246.21     76.51
8 .................................          2          368,142.30          0.41          7.009        669     184,071.15     93.00
14 ................................          2          472,412.28          0.53          6.250        650     236,206.14     63.22
19 ................................          1          175,268.46          0.20          6.500        786     175,268.46     70.00
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average loan age of the Mortgage Loans in collateral allocation group 1 was approximately one month.


                                                                 22



                            Prepayment Charge Terms of the Mortgage Loans in Collateral Allocation Group 1

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Prepayment Charge                     Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Term (months)                            Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
0 .................................         37   $    8,308,602.21          9.29%         6.458%       711   $ 224,556.82     74.37%
6 .................................          1           48,570.39          0.05          6.625        735      48,570.39     74.98
12 ................................         57       14,869,721.94         16.63          6.440        716     260,872.31     71.04
24 ................................         30        6,717,830.00          7.51          6.400        719     223,927.67     73.18
36 ................................        250       58,750,163.10         65.70          6.407        713     235,000.65     65.56
60 ................................          4          730,785.73          0.82          6.561        694     182,696.43     60.37
                                      --------   -----------------   -----------
Total: ............................        379   $   89,425,673.37        100.00%
                                      ========   =================   ===========



                                                                 23



                                                    Collateral Allocation Group 2

                             Mortgage Rates for the Mortgage Loans in Collateral Allocation Group 2 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of                              Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Mortgage Rates (%)                       Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
6.500 - 6.999 .....................        406   $   94,121,487.95         33.99%         6.801%       704   $ 231,826.33     71.37%
7.000 - 7.499 .....................        420       92,194,438.22         33.29          7.187        695     219,510.57     75.86
7.500 - 7.999 .....................        374       66,694,823.58         24.09          7.658        683     178,328.41     77.53
8.000 - 8.499 .....................        100       17,615,154.34          6.36          8.167        690     176,151.54     79.49
8.500 - 8.999 .....................         31        4,746,477.11          1.71          8.665        665     153,112.16     81.73
9.000 - 9.499 .....................          5          974,094.72          0.35          9.156        685     194,818.94     78.17
9.500 -9.999 ......................          3          496,230.71          0.18          9.552        661     165,410.24     85.45
10.000 - 10.499 ...................          1           59,197.36          0.02         10.000        624      59,197.36     75.00
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in collateral allocation group 2 was approximately 7.269% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in collateral allocation group 2 net of the interest premium charged by the lender was approximately 7.264% per annum.


                        Current Principal Balances for the Mortgage Loans in Collateral Allocation Group 2 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of Current Mortgage             Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan Principal Balances ($)              Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
0.01 - 50,000.00 ..................         12   $      505,450.43          0.18%         7.579%       683   $  42,120.87     62.39%
50,000.01 - 100,000.00  ...........        179       13,918,355.59          5.03          7.476        705      77,756.18     72.84
100,000.01 - 150,000.00 ...........        298       37,562,439.76         13.57          7.397        695     126,048.46     75.11
150,000.01 - 200,000.00 ...........        261       45,884,283.18         16.57          7.340        692     175,801.85     75.37
200,000.01 - 250,000.00 ...........        178       39,764,376.55         14.36          7.300        690     223,395.37     74.31
250,000.01 - 300,000.00 ...........        171       46,862,931.18         16.92          7.228        691     274,052.23     75.62
300,000.01 - 350,000.00 ...........         87       28,362,706.62         10.24          7.176        695     326,008.12     76.75
350,000.01 - 400,000.00 ...........         82       30,791,662.10         11.12          7.157        691     375,508.07     77.50
400,000.01 - 450,000.00 ...........         35       14,593,239.41          5.27          7.108        702     416,949.70     72.72
450,000.01 - 500,000.00 ...........         22       10,535,202.00          3.80          7.133        712     478,872.82     71.97
500,000.01 - 550,000.00 ...........         10        5,210,518.17          1.88          7.137        712     521,051.82     71.42
550,000.01 - 600,000.00 ...........          4        2,291,200.00          0.83          7.213        711     572,800.00     74.18
600,000.01 - 650,000.00 ...........          1          619,539.00          0.22          7.500        631     619,539.00     72.51
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans in collateral allocation group 2 was approximately
     $206,643.


                                                                 24


                      Original Loan-to-Value Ratios for the Mortgage Loans in Collateral Allocation Group 2 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of Original                     Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan-to-Value Ratios (%)                 Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
  0.01- 49.99 .....................         75   $   12,796,406.36          4.62%         6.975%       703   $ 170,618.75     40.46%
 50.00- 54.99 .....................         31        6,238,620.00          2.25          6.879        710     201,245.81     52.75
 55.00- 59.99 .....................         41        9,178,334.01          3.31          6.968        685     223,861.81     57.22
 60.00- 64.99 .....................         36        8,194,847.76          2.96          6.991        694     227,634.66     62.49
 65.00- 69.99 .....................         68       15,352,647.16          5.54          7.107        688     225,774.22     67.27
 70.00- 74.99 .....................         90       19,518,508.52          7.05          7.375        688     216,872.32     71.89
 75.00- 80.00 .....................        948      196,712,142.80         71.04          7.312        695     207,502.26     79.63
 80.01- 84.99 .....................          4          676,818.36          0.24          7.441        672     169,204.59     83.74
 85.00- 89.99 .....................         16        2,783,806.00          1.01          7.267        687     173,987.88     87.90
 90.00- 94.99 .....................         16        2,519,220.21          0.91          7.650        710     157,451.26     90.63
 95.00- 99.99 .....................         14        2,674,877.22          0.97          7.858        687     191,062.66     95.00
100.00 ............................          1          255,675.59          0.09          8.875        688     255,675.59    100.00
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the mortgage loans in collateral allocation group
     2 was approximately 75.09%.


                      Original Term to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 2

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Original Term to Stated               Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Maturity (months)                        Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
240 ...............................          3   $      382,489.26          0.14%         6.919%       742   $ 127,496.42     44.07%
360 ...............................      1,337      276,519,414.73         99.86          7.269        694     206,820.80     75.14
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========



                   Remaining Terms to Stated Maturity for the Mortgage Loans in Collateral Allocation Group 2 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of Remaining Terms              Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
to Stated Maturity (months)              Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
181 - 240 .........................          3   $      382,489.26          0.14%         6.919%       742   $ 127,496.42     44.07%
301 - 360 .........................      1,337      276,519,414.73         99.86          7.269        694     206,820.80     75.14
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the mortgage loans in collateral allocation group 2 was approximately 359 months.




                                                                 25


              Geographic Distribution of the Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 2

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
State                                    Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Alabama ...........................          2   $      198,125.96          0.07%         7.830%       709   $  99,062.98     80.00%
Alaska ............................          3          843,600.00          0.30          7.446        706     281,200.00     75.86
Arizona ...........................         41        8,099,982.24          2.93          7.451        704     197,560.54     77.31
Arkansas ..........................          6          708,707.97          0.26          7.511        705     118,118.00     81.39
California ........................        215       59,173,663.35         21.37          7.066        695     275,226.34     69.34
Colorado ..........................         34        5,988,406.29          2.16          7.301        699     176,129.60     78.42
Connecticut .......................         25        5,694,377.81          2.06          7.592        685     227,775.11     79.54
Delaware ..........................          6          763,809.38          0.28          7.303        683     127,301.56     72.82
District of Columbia ..............          5        1,242,691.06          0.45          7.003        677     248,538.21     72.48
Florida ...........................        211       39,715,625.81         14.34          7.401        690     188,225.71     75.72
Georgia ...........................         40        5,728,056.02          2.07          7.593        705     143,201.40     79.23
Hawaii ............................          6        2,647,601.10          0.96          7.057        713     441,266.85     60.86
Idaho .............................          8        1,171,547.70          0.42          7.793        698     146,443.46     77.44
Illinois ..........................         17        3,533,713.81          1.28          7.275        703     207,865.52     79.55
Indiana ...........................          7          617,829.53          0.22          7.923        677      88,261.36     80.00
Iowa ..............................          5          773,523.91          0.28          7.501        672     154,704.78     78.52
Kentucky ..........................          3          347,217.83          0.13          7.774        686     115,739.28     80.00
Louisiana .........................          8        1,189,098.39          0.43          7.657        696     148,637.30     79.01
Maine .............................          1          139,762.81          0.05          8.875        664     139,762.81     80.00
Maryland ..........................         36        7,703,960.29          2.78          7.386        680     213,998.90     75.09
Massachusetts .....................         14        3,776,064.86          1.36          7.337        673     269,718.92     74.84
Michigan ..........................         23        3,516,488.36          1.27          7.352        693     152,890.80     79.11
Minnesota .........................         23        4,583,302.82          1.66          7.194        690     199,274.04     79.06
Missouri ..........................         19        3,071,423.02          1.11          7.321        694     161,653.84     76.79
Montana ...........................          4          933,245.49          0.34          7.007        689     233,311.37     79.42
Nebraska ..........................          9        2,170,355.53          0.78          7.132        703     241,150.61     71.14
Nevada ............................         39        8,811,414.95          3.18          7.149        690     225,933.72     77.30
New Hampshire .....................          5        1,060,528.18          0.38          7.831        689     212,105.64     79.92
New Jersey ........................         38       10,285,473.99          3.71          7.344        681     270,670.37     76.31
New Mexico ........................          5        1,078,277.14          0.39          7.039        679     215,655.43     78.73
New York ..........................        103       33,334,812.15         12.04          7.032        708     323,638.95     74.05
North Carolina ....................         13        2,135,693.80          0.77          7.488        687     164,284.14     74.03
Ohio ..............................         30        4,010,594.15          1.45          7.267        684     133,686.47     80.76
Oklahoma ..........................          9          899,580.36          0.32          7.374        679      99,953.37     79.86
Oregon ............................         20        4,376,981.85          1.58          7.386        688     218,849.09     79.04
Pennsylvania ......................         40        5,923,237.45          2.14          7.266        674     148,080.94     77.07
Rhode Island ......................          5        1,163,545.43          0.42          7.991        735     232,709.09     75.83
South Carolina ....................          3          526,586.35          0.19          7.653        662     175,528.78     71.68
South Dakota ......................          1           91,808.49          0.03          7.875        773      91,808.49     80.00
Tennessee .........................         17        2,361,462.83          0.85          7.580        675     138,909.58     79.03
Texas .............................        122       14,210,284.74          5.13          7.544        693     116,477.74     79.63
Utah ..............................         27        4,530,020.98          1.64          7.467        711     167,778.55     78.84
Vermont ...........................          1          129,210.44          0.05          7.375        664     129,210.44     95.00
Virginia ..........................         50       10,320,590.39          3.73          7.256        696     206,411.81     77.57
Washington ........................         28        5,624,632.06          2.03          7.135        703     200,879.72     79.71
West Virginia .....................          1          208,000.00          0.08          6.750        686     208,000.00     80.00
Wisconsin .........................         12        1,486,986.92          0.54          7.336        705     123,915.58     72.73
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========




                                                                 26


                          Mortgagors' FICO Scores for the Mortgage Loans in Collateral Allocation Group 2 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of FICO                         Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Credit Scores                            Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
620-639 ...........................        154   $   30,925,135.71         11.17%         7.460%       629   $ 200,812.57     73.20%
640-659 ...........................        180       38,434,453.92         13.88          7.317        650     213,524.74     73.92
660-679 ...........................        208       44,108,166.71         15.93          7.312        669     212,058.49     76.30
680-699 ...........................        236       49,693,604.89         17.95          7.290        689     210,566.12     76.59
700-719 ...........................        177       35,458,197.52         12.81          7.185        708     200,328.80     75.75
720-739 ...........................        143       29,079,356.78         10.50          7.194        729     203,352.15     77.16
740-759 ...........................         91       19,270,219.13          6.96          7.283        749     211,760.65     74.64
760-779 ...........................         89       17,839,972.07          6.44          7.073        769     200,449.12     73.22
780-799 ...........................         44        7,855,305.57          2.84          7.082        789     178,529.67     70.14
800-819 ...........................         18        4,237,491.69          1.53          7.049        804     235,416.21     68.94
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans in collateral allocation group 2 was approximately 694.


                         Types of Mortgaged Properties for the Mortgage Loans in Collateral Allocation Group 2

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Property Type                            Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
High-Rise Condominium .............         13   $    2,112,332.39          0.76%         7.627%       714   $ 162,487.11     77.74%
Low-Rise Condominium ..............        141       24,936,958.47          9.01          7.331        702     176,857.86     75.22
Cooperative .......................          8        1,344,455.10          0.49          7.103        734     168,056.89     68.02
Planned Unit Development
(PUD) .............................        193       39,691,321.17         14.33          7.313        692     205,654.51     77.71
Single Family Residence ...........        810      158,977,729.00         57.41          7.241        690     196,268.80     75.47
Townhouse .........................         18        3,348,559.79          1.21          7.028        693     186,031.10     75.13
Two- to Four-Family
Residence .........................        157       46,490,548.07         16.79          7.299        705     296,118.14     71.58
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========



                                   Purposes of the Mortgage Loans in Collateral Allocation Group 2

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan Purpose                             Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Refinance (Cash Out) ..............        516   $  112,136,303.24         40.50%         7.149%       689   $ 217,318.42     71.42%
Purchase ..........................        680      132,927,312.21         48.01          7.405        700     195,481.34     78.73
Refinance (Rate/Term) .............        144       31,838,288.54         11.50          7.120        689     221,099.23     72.85
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========



                                                                 27

                              Occupancy Types for the Mortgage Loans in Collateral Allocation Group 2 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Occupancy Type                           Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Investment ........................        234   $   39,584,043.67         14.30%         7.517%       713   $ 169,162.58     70.74%
Primary Home ......................      1,065      229,248,551.42         82.79          7.215        692     215,256.86     75.78
Secondary Home ....................         41        8,069,308.90          2.91          7.582        678     196,812.41     76.81
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========
------------
(1)  Based upon representations of the related mortgagors at the time of origination.


                            Loan Documentation Type for the Mortgage Loans in Collateral Allocation Group 2

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Type of Program                          Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Full/Alternate ....................        242   $   44,406,127.29         16.04%         7.202%       692   $ 183,496.39     78.61%
Limited ...........................          1          398,400.00          0.14          7.500        649     398,400.00     80.00
Stated Income .....................        614      133,022,529.08         48.04          7.247        696     216,649.07     77.02
No Income/No Asset ................        103       20,355,835.67          7.35          7.290        691     197,629.47     70.32
No Ratio ..........................        175       38,104,787.19         13.76          7.410        690     217,741.64     76.82
No Doc ............................        205       40,614,224.76         14.67          7.265        696     198,118.17     65.68
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========



                            Ranges of Loan Age for the Mortgage Loans in Collateral Allocation Group 2 (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of                              Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan Age (months)                        Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
0 .................................        649   $  143,222,511.69         51.72%         7.066%       695   $ 220,681.84     74.95%
1 .................................        246       49,813,725.86         17.99          7.392        692     202,494.82     76.64
2 .................................        241       45,366,993.03         16.38          7.548        690     188,244.78     73.77
3 .................................        148       27,516,026.18          9.94          7.447        703     185,919.10     72.96
4 .................................         35        6,875,099.64          2.48          7.675        686     196,431.42     79.09
5 .................................          8        1,216,865.50          0.44          7.810        692     152,108.19     79.26
6 .................................          5        1,203,071.36          0.43          7.820        703     240,614.27     89.60
7 .................................          2          175,840.83          0.06          7.611        684      87,920.42     84.96
8 .................................          1          283,270.44          0.10          7.500        670     283,270.44     87.96
9 .................................          1          260,000.00          0.09          9.250        680     260,000.00     80.00
10 ................................          2          218,120.89          0.08          7.375        711     109,060.45     80.00
11 ................................          1          230,477.08          0.08          8.750        661     230,477.08     80.00
21 ................................          1          519,901.49          0.19          7.500        671     519,901.49     80.00
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average loan age of the Mortgage Loans in collateral allocation group 2 was approximately one month.



                                                                 28



                            Prepayment Charge Terms of the Mortgage Loans in Collateral Allocation Group 2

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Prepayment Charge                     Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Term (months)                            Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
0 .................................        262   $   57,437,080.12         20.74%         7.348%       694   $ 219,225.50     77.35%
5 .................................          6        1,075,180.40          0.39          7.370        690     179,196.73     63.57
6 .................................         38        7,024,295.55          2.54          7.528        704     184,849.88     73.53
7 .................................          1          398,013.08          0.14          7.000        767     398,013.08     70.00
12 ................................        171       38,323,369.01         13.84          7.252        705     224,113.27     73.84
24 ................................         77       17,516,218.21          6.33          7.127        686     227,483.35     74.04
36 ................................        766      151,367,455.12         54.66          7.249        692     197,607.64     74.88
60 ................................         19        3,760,292.50          1.36          7.182        686     197,910.13     73.70
                                      --------   -----------------   -----------
Total: ............................      1,340   $  276,901,903.99        100.00%
                                      ========   =================   ===========


                                                                 29



                                                      Aggregate Mortgage Loans


                                              Mortgage Rates for the Mortgage Loans (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of                              Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Mortgage Rates (%)                       Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
5.500-5.999 .......................          6   $    1,709,131.51          0.47%         5.875%       697   $ 284,855.25     65.99%
6.000-6.499 .......................        151       39,505,175.49         10.78          6.303        718     261,623.68     68.26
6.500-6.999 .......................        553      142,185,274.35         38.81          6.709        707     257,116.23     70.04
7.000-7.499 .......................        421       92,342,018.18         25.21          7.187        695     219,339.71     75.89
7.500-7.999 .......................        374       66,694,823.58         18.21          7.658        683     178,328.41     77.53
8.000-8.499 .......................        100       17,615,154.34          4.81          8.167        690     176,151.54     79.49
8.500-8.999 .......................         31        4,746,477.11          1.30          8.665        665     153,112.16     81.73
9.000-9.499 .......................          5          974,094.72          0.27          9.156        685     194,818.94     78.18
9.500-9.999 .......................          3          496,230.71          0.14          9.552        661     165,410.24     85.45
10.000-10.499 .....................          1           59,197.36          0.02         10.000        624      59,197.36     75.00
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.061% per annum. As of the
     Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the interest premium charged by the lender was approximately 7.056% per annum.


              Current Principal Balances for the Mortgage Loans (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of Current Mortgage             Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan Principal Balances ($)              Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
0.01-50,000.00 ....................          9   $      368,880.04          0.10%         7.933%       686   $  40,986.67     62.52%
50,000.01-100,000.00 ..............        171       13,371,683.96          3.65          7.495        706      78,196.98     73.60
100,000.01-150,000.00 .............        323       40,921,285.63         11.17          7.308        697     126,691.29     74.01
150,000.01-200,000.00 .............        304       53,538,728.18         14.61          7.201        693     176,114.24     72.91
200,000.01-250,000.00 .............        236       53,118,091.40         14.50          7.084        697     225,076.66     72.34
250,000.01-300,000.00 .............        229       62,836,543.82         17.15          7.027        696     274,395.39     73.71
300,000.01-350,000.00 .............        136       44,430,135.77         12.13          6.907        702     326,692.17     74.32
350,000.01-400,000.00 .............        132       49,654,461.14         13.55          6.870        699     376,170.16     74.94
400,000.01-450,000.00 .............         57       23,736,097.85          6.48          6.851        711     416,422.77     71.44
450,000.01-500,000.00 .............         29       13,821,412.39          3.77          6.971        713     476,600.43     70.60
500,000.01-550,000.00 .............         11        5,722,518.17          1.56          7.069        709     520,228.92     72.19
550,000.01-600,000.00 .............          5        2,876,200.00          0.79          7.093        700     575,240.00     72.10
600,000.01-650,000.00 .............          2        1,246,539.00          0.34          6.934        678     623,269.50     68.72
650,000.01-700,000.00 .............          1          685,000.00          0.19          6.625        690     685,000.00     63.72
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $222,692.





                                                                 30



            Original Loan-to-Value Ratios for the Mortgage Loans (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of Original                     Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan-to-Value Ratios (%)                 Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
  0.01- 49.99 .....................        126   $   25,487,242.20          6.96%         6.691%       712   $ 202,279.70     40.54%
 50.00- 54.99 .....................         45       10,623,542.96          2.90          6.689        713     236,078.73     52.73
 55.00- 59.99 .....................         66       17,248,796.38          4.71          6.703        696     261,345.40     57.38
 60.00- 64.99 .....................         67       18,323,411.52          5.00          6.681        706     273,483.75     62.64
 65.00- 69.99 .....................         92       22,242,211.06          6.07          6.877        687     241,763.16     67.22
 70.00- 74.99 .....................        108       24,905,876.43          6.80          7.173        694     230,609.97     71.92
 75.00- 80.00 .....................      1,076      235,178,732.87         64.20          7.166        698     218,567.60     79.63
 80.01- 84.99 .....................          7        1,368,579.94          0.37          6.941        682     195,511.42     83.89
 85.00- 89.99 .....................         18        3,411,335.28          0.93          7.129        693     189,518.63     87.39
 90.00- 94.99 .....................         21        3,620,680.39          0.99          7.323        713     172,413.35     90.79
 95.00- 99.99 .....................         18        3,661,492.73          1.00          7.520        694     203,416.26     95.00
100.00 ............................          1          255,675.59          0.07          8.875        688     255,675.59    100.00
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.32%.


             Original Term To Stated Maturity for the Mortgage Loans

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Original Term to Stated               Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Maturity (months)                        Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
240 ...............................          5   $      909,989.26          0.25%         6.650%       725   $ 181,997.85     51.20%
360 ...............................      1,640      365,417,588.09         99.75          7.062        699     222,815.60     73.37
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========


          Remaining Terms to Stated Maturity for the Mortgage Loans (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of Remaining Terms              Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
to Stated Maturity (months)              Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
181-240 ...........................          5   $      909,989.26          0.25%         6.650%       725   $ 181,997.85     51.20%
301-360 ...........................      1,640      365,417,588.09         99.75          7.062        699     222,815.60     73.37
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.




                                                                 31



                              Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
State                                    Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Alabama ...........................          2   $      198,125.96          0.05%         7.830%       709   $  99,062.98     80.00%
Alaska ............................          3          843,600.00          0.23          7.446        706     281,200.00     75.86
Arizona ...........................         46        9,454,097.32          2.58          7.316        707     205,523.85     76.11
Arkansas ..........................          7          848,707.97          0.23          7.323        707     121,244.00     81.16
California ........................        344      100,850,846.16         27.53          6.793        703     293,171.06     66.93
Colorado ..........................         40        7,725,906.29          2.11          7.108        706     193,147.66     77.38
Connecticut .......................         29        6,866,430.67          1.87          7.406        694     236,773.47     77.31
Delaware ..........................          8        1,320,934.38          0.36          6.947        703     165,116.80     72.89
District of Columbia ..............          5        1,242,691.06          0.34          7.003        677     248,538.21     72.48
Florida ...........................        243       47,161,016.15         12.87          7.248        692     194,078.26     75.03
Georgia ...........................         42        6,116,876.02          1.67          7.522        706     145,639.91     78.93
Hawaii ............................         10        4,109,178.38          1.12          6.827        711     410,917.84     60.05
Idaho .............................          9        1,467,547.70          0.40          7.532        691     163,060.86     77.95
Illinois ..........................         20        4,516,184.70          1.23          7.083        718     225,809.24     78.28
Indiana ...........................          9          867,089.53          0.24          7.478        706      96,343.28     79.84
Iowa ..............................          5          773,523.91          0.21          7.501        672     154,704.78     78.52
Kentucky ..........................          5          625,817.83          0.17          7.194        692     125,163.57     78.25
Louisiana .........................          9        1,675,892.36          0.46          7.298        690     186,210.26     81.86
Maine .............................          2          239,762.81          0.07          7.884        688     119,881.41     55.41
Maryland ..........................         50       10,838,777.75          2.96          7.091        685     216,775.56     73.58
Massachusetts .....................         15        4,016,064.86          1.10          7.287        676     267,737.66     73.49
Michigan ..........................         26        3,834,344.16          1.05          7.271        699     147,474.78     79.34
Minnesota .........................         27        5,563,239.09          1.52          7.048        702     206,045.89     78.11
Missouri ..........................         21        3,451,423.02          0.94          7.231        696     164,353.48     77.15
Montana ...........................          4          933,245.49          0.25          7.007        689     233,311.37     79.42
Nebraska ..........................         10        2,564,111.35          0.70          7.042        710     256,411.14     72.45
Nevada ............................         45       10,370,265.95          2.83          7.053        697     230,450.35     76.34
New Hampshire .....................          5        1,060,528.18          0.29          7.831        689     212,105.64     79.92
New Jersey ........................         41       11,547,023.99          3.15          7.236        680     281,634.73     75.78
New Mexico ........................          7        1,381,884.48          0.38          6.892        682     197,412.07     77.01
New York ..........................        141       46,280,737.88         12.63          6.857        708     328,232.18     72.71
North Carolina ....................         13        2,135,693.80          0.58          7.488        687     164,284.14     74.03
Ohio ..............................         31        4,533,492.09          1.24          7.186        681     146,241.68     81.39
Oklahoma ..........................         10        1,219,580.36          0.33          7.157        680     121,958.04     79.90
Oregon ............................         25        5,785,878.38          1.58          7.147        700     231,435.14     79.28
Pennsylvania ......................         44        6,882,672.45          1.88          7.131        676     156,424.37     77.48
Rhode Island ......................          7        1,579,413.89          0.43          7.599        742     225,630.56     75.77
South Carolina ....................          4          674,166.31          0.18          7.596        653     168,541.58     75.69
South Dakota ......................          1           91,808.49          0.03          7.875        773      91,808.49     80.00
Tennessee .........................         17        2,361,462.83          0.64          7.580        675     138,909.58     79.03
Texas .............................        128       15,212,390.75          4.15          7.467        696     118,846.80     79.59
Utah ..............................         29        5,316,631.37          1.45          7.322        719     183,332.12     78.36
Vermont ...........................          1          129,210.44          0.04          7.375        664     129,210.44     95.00
Virginia ..........................         59       12,506,968.10          3.41          7.116        698     211,982.51     76.58
Washington ........................         33        7,457,345.77          2.04          6.963        709     225,980.17     77.27
West Virginia .....................          1          208,000.00          0.06          6.750        686     208,000.00     80.00
Wisconsin .........................         12        1,486,986.92          0.41          7.336        705     123,915.58     72.73
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========




                                                                 32



               Mortgagors' FICO Scores for the Mortgage Loans (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of FICO                         Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Credit Scores                            Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
620-639 ...........................        170   $   35,674,078.72          9.74%         7.324%       629   $ 209,847.52     72.29%
640-659 ...........................        200       44,543,613.58         12.16          7.198        650     222,718.07     73.01
660-679 ...........................        250       55,715,450.55         15.21          7.127        669     222,861.80     74.44
680-699 ...........................        275       62,126,444.64         16.96          7.121        689     225,914.34     74.86
700-719 ...........................        222       49,826,001.75         13.60          6.958        709     224,441.45     73.36
720-739 ...........................        188       41,278,839.64         11.27          6.962        729     219,568.30     75.40
740-759 ...........................        128       29,521,433.21          8.06          6.972        749     230,636.20     72.35
760-779 ...........................        127       27,910,740.99          7.62          6.837        769     219,769.61     71.62
780-799 ...........................         61       13,532,714.03          3.69          6.811        789     221,847.77     68.88
800-819 ...........................         24        6,198,260.24          1.69          6.828        805     258,260.84     63.69
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 699.


                                        Types of Mortgaged Properties for the Mortgage Loans

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Property Type                            Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
High-Rise Condominium .............         13   $    2,203,732.39          0.60%         7.586%       714   $ 169,517.88     77.83%
Low-Rise Condominium ..............        159       29,702,313.59          8.11          7.194        703     186,807.00     74.34
Cooperative .......................         13        2,048,064.06          0.56          6.807        729     157,543.39     68.99
Planned Unit Development
(PUD) .............................        231       51,019,891.99         13.93          7.124        700     220,865.33     77.20
Single Family Residence ...........      1,024      219,108,066.49         59.81          7.011        696     213,972.72     73.17
Townhouse .........................         20        4,149,559.79          1.13          6.932        693     207,477.99     74.66
Two-to Four-Family
Residence .........................        185       58,095,949.04         15.86          7.125        707     314,032.16     69.81
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========


                                                   Purposes of the Mortgage Loans

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan Purpose                             Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Refinance (Cash Out) ..............        676   $  158,233,814.29         43.19%         6.936%       694   $ 234,073.69     69.15%
Purchase ..........................        780      162,111,225.93         44.25          7.226        705     207,834.91     78.22
Refinance (Rate/Term) .............        189       45,982,537.13         12.55          6.911        697     243,293.85     70.38
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========



                                                                 33



                                             Occupancy Types for the Mortgage Loans (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Occupancy Type                           Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Investment ........................        259   $   46,798,764.06         12.78%         7.353%       714   $ 180,690.21     68.92%
Primary Home ......................      1,338      310,159,005.91         84.67          7.006        697     231,807.93     73.94
Secondary Home ....................         48        9,369,807.38          2.56          7.419        684     195,204.32     74.72
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========
------------
(1)  Based upon representations of the related mortgagors at the time of origination.


                                           Loan Documentation Type for the Mortgage Loans

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
                                      Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Type of Program                          Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
Full/Alternate ....................        304   $   61,240,049.89         16.72%         6.985%       701   $ 201,447.53     77.90%
Limited ...........................          1          398,400.00          0.11          7.500        649     398,400.00     80.00
Stated Income .....................        734      169,173,664.20         46.18          7.070        699     230,481.83     75.94
No Income/No Asset ................        136       30,398,812.80          8.30          7.006        697     223,520.68     67.86
No Ratio ..........................        201       46,801,148.15         12.78          7.226        694     232,841.53     75.11
No Doc ............................        269       58,315,502.31         15.92          7.009        704     216,786.25     62.27
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========


                                            Ranges of Loan Age for the Mortgage Loans (1)

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Range of                              Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Loan Age (months)                        Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
0 .................................        890   $  213,944,670.00         58.40%         6.849%       701   $ 240,387.27     72.52%
1 .................................        267       56,632,135.30         15.46          7.280        696     212,105.38     75.39
2 .................................        252       49,221,923.94         13.44          7.460        692     195,325.10     73.78
3 .................................        157       29,846,162.67          8.15          7.370        702     190,102.95     72.07
4 .................................         44        9,132,906.42          2.49          7.382        700     207,566.06     76.17
5 .................................         13        2,866,560.13          0.78          6.999        687     220,504.63     74.19
6 .................................          7        1,601,292.71          0.44          7.471        703     228,756.10     86.79
7 .................................          4          554,333.24          0.15          6.776        710     138,583.31     79.19
8 .................................          3          651,412.74          0.18          7.222        669     217,137.58     90.81
9 .................................          1          260,000.00          0.07          9.250        680     260,000.00     80.00
10 ................................          2          218,120.89          0.06          7.375        711     109,060.45     80.00
11 ................................          1          230,477.08          0.06          8.750        661     230,477.08     80.00
14 ................................          2          472,412.28          0.13          6.250        650     236,206.14     63.22
19 ................................          1          175,268.46          0.05          6.500        786     175,268.46     70.00
21 ................................          1          519,901.49          0.14          7.500        671     519,901.49     80.00
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========
------------
(1)  As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately one month.




                                                                 34



                                            Prepayment Charge Terms of the Mortgage Loans

                                                                      Percent of                  Weighted                  Weighted
                                        Number           Aggregate     Aggregate       Weighted    Average        Average    Average
                                            of           Principal     Principal        Average       FICO        Current   Loan-to-
Prepayment Charge                     Mortgage             Balance       Balance       Mortgage     Credit      Principal      Value
Term (months)                            Loans         Outstanding   Outstanding           Rate      Score        Balance      Ratio
------------------------------------  --------   -----------------   -----------       --------     ------   ------------   --------
0 .................................        290   $   65,745,682.33         17.95%         7.235%       696   $ 226,709.25     76.98%
5 .................................          6        1,075,180.40          0.29          7.370        690     179,196.73     63.57
6 .................................         38        7,072,865.94          1.93          7.522        704     186,128.05     73.54
7 .................................          1          398,013.08          0.11          7.000        767     398,013.08     70.00
12 ................................        218       53,193,090.95         14.52          7.025        708     244,005.00     73.06
24 ................................         99       24,234,048.21          6.62          6.925        695     244,788.37     73.80
36 ................................        973      210,117,618.21         57.36          7.014        698     215,948.22     72.27
60 ................................         20        4,491,078.23          1.23          7.081        687     224,553.91     71.53
                                      --------   -----------------   -----------
Total: ............................      1,645   $  366,327,577.35        100.00%
                                      ========   =================   ===========




                                                                 35

                         Description of the Certificates

General

     The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-N will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class PO, Class A-X, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class P Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus. The classes of the offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances and initial Notional Amounts may vary in the aggregate by plus or minus 5%.

     When describing the certificates in this free writing prospectus, we use the following terms:

              Designation                                    Classes of Certificates
  ------------------------------  -----------------------------------------------------------------------------
         Senior Certificates         Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 2-A-1, Class
                                     2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7,
                                                 Class PO, Class A-X and Class A-R Certificates

     Group 1 Senior Certificates   Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class PO and Class A-R
                                                                  Certificates

     Group 2 Senior Certificates     Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class
                                                  2-A-6, Class 2-A-7 and Class A-X Certificates

      Subordinated Certificates        Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
                                                                  Certificates

         LIBOR Certificates                         Class 2-A-6 and Class 2-A-7 Certificates

      Super Senior Certificates        Class 1-A-1, Class 2-A-1, Class 2-A-2 and Class 2-A-4 Certificates

        Support Certificates                        Class 1-A-4 and Class 2-A-5 Certificates

           Notional Amount                           Class 2-A-7 and Class A-X Certificates
            Certificates

     Principal Only Certificates                              Class PO Certificates

        Private Certificates                Class B-4, Class B-5, Class B-6 and Class P Certificates

         The certificates are generally referred to as the following types:

                                       36

                Class                                                    Type
  ------------------------------  -----------------------------------------------------------------------------
        Class 1-A-1 Certificates:                 Senior/Fixed Pass-Through Rate/NAS/Super Senior
        Class 1-A-2 Certificates:                          Senior/Fixed Pass-Through Rate
        Class 1-A-3 Certificates:                          Senior/Fixed Pass-Through Rate
        Class 1-A-4 Certificates:                Senior/Fixed Pass-Through Rate/NAS/Senior Support
        Class 2-A-1 Certificates:                   Senior/ Fixed Pass-Through Rate/Super Senior
        Class 2-A-2 Certificates:                   Senior/Fixed Pass-Through Rate/Super Senior
        Class 2-A-3 Certificates:                          Senior/Fixed Pass-Through Rate
        Class 2-A-4 Certificates:                 Senior/Fixed Pass-Through Rate/NAS/Super Senior
        Class 2-A-5 Certificates:                Senior/Fixed Pass-Through Rate/NAS/Senior Support
        Class 2-A-6 Certificates:                        Senior/Floating Pass-Through Rate
        Class 2-A-7 Certificates:                    Senior/Inverse Floating Pass-Through Rate/
                                                           Notional Amount/Interest Only
        Class A-X Certificates:                           Senior/Fixed Pass-Through Rate/
                                                           Notional Amount/Interest Only
        Class PO Certificates:                                 Senior/Principal Only
        Class A-R Certificates:                                Senior/REMIC Residual
        Class P Certificates:                                   Prepayment Charges

     The private certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described under "--Interest" in this free writing prospectus. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.

Calculation of Class Certificate Balance

     The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal;

o the amount of Realized Losses (including Excess Losses) allocated to that class; and

o in the case of any class of subordinated certificates, any amounts allocated to that class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this free writing prospectus under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans or portions thereof allocated to the related collateral allocation group and distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized

Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

     The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

     The senior certificates will have an initial aggregate Class Certificate Balance of approximately $339,401,735 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 92.65%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 3.35%, 1.30%, 1.05%, 0.65%, 0.55% and 0.45%, respectively.

     The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates

     The Class 2-A-7 and Class A-X Certificates (together, the "Notional Amount Certificates") will not have Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

     The "Notional Amount" of the Class 2-A-7 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 2-A-6 Certificates immediately prior to that Distribution Date.

     The "Notional Amount" of the Class A-X Certificates for any Distribution Date will equal the product of (i) the excess of (a) the average of the adjusted net mortgage rates of each Mortgage Loan that has an adjusted net mortgage rate greater than or equal to 6.50% (all of which have been allocated to collateral allocation group 2), weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.25% per annum, and (ii) the aggregate of the Stated Principal Balance of each Mortgage Loans that has an adjusted net mortgage rate greater than or equal to 6.50% as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

Book-Entry Certificates

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the offered certificates (other than the Class 1-A-3, Class 2-A-3 and Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $100,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-3 and Class 2-A-3 Certificates in minimum denominations representing a Class Certificate Balance of $1,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

     The Class 2-A-6 and Class 2-A-7 Certificates (we sometimes refer to these classes of certificates as the "LIBOR Certificates") will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth in the table under "--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--Interest" below.

     LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.32% per annum.

Payments on Mortgage Loans; Accounts

     On or before the closing date, the servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such Available Funds and prepayment charges in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

Investments of Amounts Held in Accounts

     Certificate Account. At the direction of the servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

     Distribution Account and Supplemental Interest Reserve Fund. Funds on deposit in the Distribution Account and the Supplemental Interest Reserve Fund will not be invested.

Fees and Expenses

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    Type / Recipient (1)                         Amount                       General Purpose
-----------------------------  -----------------------------------------   ---------------------
Fees

Servicing Fee / Servicer       0.250% per annum of the Stated Principal    Compensation
                               Balance of each Mortgage Loan (3)


Additional Servicing           o      All late payment fees,               Compensation
Compensation / Servicer               assumption fees and other similar
                                      charges (excluding prepayment
                                      charges)

                               o      All investment income earned on      Compensation
                                      amounts on deposit in the
                                      Certificate Account

                               o      Excess Proceeds (5)                  Compensation

Expenses

Insurance expenses / Servicer  Expenses incurred by the Servicer           Reimbursement of
                                                                           Expenses


Advances / Servicer            To the extent of funds available, the       Reimbursement of
                               amount of any advances                      Expenses




Indemnification expenses /     Amounts for which the seller, the           Indemnification
the seller, the servicer and   Servicer and the depositor are entitled
the depositor                  to indemnification (7)



    Type / Recipient (1)                         Source (2)                          Frequency
-----------------------------   --------------------------------------------  ----------------
Fees

Servicing Fee / Servicer        Interest collected with respect to each                Monthly
                                Mortgage Loan and any Liquidation Proceeds
                                or Subsequent Recoveries that are allocable
                                to accrued and unpaid interest (4)

Additional Servicing            Payments made by obligors with respect to         Time to time
Compensation / Servicer         the Mortgage Loans



                                Investment income related to the Certificate           Monthly
                                Account


                                Liquidation Proceeds and Subsequent               Time to time
                                  Recoveries
Expenses

Insurance expenses / Servicer   To the extent the expenses are covered by an      Time to time
                                insurance policy with respect to the
                                Mortgage Loan

Advances / Servicer             With respect to each Mortgage Loan, late          Time to time
                                recoveries of the payments of the costs and
                                expenses, Liquidation Proceeds, Subsequent
                                Recoveries, purchase proceeds or repurchase
                                proceeds for that Mortgage Loan (6)

Indemnification expenses /      Amounts on deposit on the Certificate                  Monthly
the seller, the servicer and    Account on any Distribution Account Deposit
the depositor                   Date, following the transfer to the


                                                                 44

(1) If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in November 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (x) the LIBOR Certificates and the Class 2-A-1 Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

     As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date based on the Available Funds of the related collateral allocation group for such Distribution Date and, in certain circumstances, from any Available Funds from the other collateral allocation group remaining after distribution to the senior certificates related to those collateral allocation groups, and distributions on the subordinated certificates will be based on any remaining Available Funds for all collateral allocation groups for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class PO Deferred Amounts, and will be made in the following order of priority:

     1. to interest on each interest-bearing class of senior certificates in the related senior certificate group, pro rata based on their respective Interest Distribution Amounts;

     2. to principal on the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

     3. to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts from collateral allocation group 1 that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

     4. to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates -- Interest" and "--Principal."

     "Available Funds" for a collateral allocation group for any Distribution Date will be equal to the sum of the Applicable Fraction for that collateral allocation group of each of the following:

     o all scheduled installments of interest (net of the Expense Fees) and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries on the Mortgage Loans;

     o all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest; and

     o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the seller or the servicer as of the Distribution Date;

     reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

     The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

                         Initial Pass- Through        Maximum/Minimum            Formula for Calculation of Class
Class                             Rate               Pass-Through Rate                   Pass-Through Rate
------------------------------------------------------------------------------------------------------------------------

Class 2-A-6                        5.77%                7.00%/0.45%                        LIBOR + 0.45%

Class 2-A-7                        1.23%                6.55%/0.00%                        6.55% - LIBOR

     The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     o 6.25% multiplied by the excess of the aggregate of the Applicable Fraction for collateral allocation group 1 of the Stated Principal Balance of each Mortgage Loan as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior date) over the aggregate Class Certificate Balance of the group 1 senior certificates (other than the Class PO Certificates) immediately prior to that Distribution Date; and

     o 6.50% multiplied by the excess of the aggregate of the Applicable Fraction for collateral allocation group 2 of the Stated Principal Balance of each Mortgage Loan as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior date) over the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to that Distribution Date;

     divided by the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period is expected to be approximately 6.438981% per annum.

     On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any interest-bearing class will be equal to the sum of
(a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts"). The Class PO Certificates are principal only certificates and will not bear interest.

     On each Distribution Date on or prior to the Distribution Date in February 2011 (the "Corridor Contract Termination Date") on which one-month LIBOR exceeds 5.35%, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 2-A-1 Certificates will also be entitled to receive distributions of the Yield Supplement Amount from payments made under the Corridor Contract.

     With respect to each Distribution Date for the LIBOR Certificates and the Class 2-A-1 Certificates, the "interest accrual period" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     The interest entitlement described above for each interest-bearing class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related collateral allocation group, with respect to the senior certificates and (b) each collateral allocation group, with respect to the subordinated certificates. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     o    any net prepayment interest shortfalls for that Distribution Date and

     o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

     Net Interest Shortfalls for a collateral allocation group on any Distribution Date will be allocated pro rata among all interest-bearing classes in the related senior certificate group on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on the subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls. The "Assumed Balance" for a Distribution Date and (x) collateral allocation group 1 is equal to the Subordinated Percentage for that Distribution Date relating to collateral allocation group 1 of the aggregate of the Non-PO Percentage of the Applicable Fraction for collateral allocation group 1 of the Stated Principal Balance of each Mortgage Loan as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date) and (y) collateral allocation group 2 is equal to the Subordinated Percentage for that Distribution Date relating to collateral allocation group 2 of the Applicable Fraction for collateral allocation group 2 of the aggregate Stated Principal Balance of each Mortgage Loan in collateral allocation group 2 as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related collateral allocation group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

     With respect to any Distribution Date, a net prepayment interest shortfall for a collateral allocation group is the amount by which the Applicable Fraction for that collateral allocation group of the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and collateral allocation group and (y) the excess, if any, of the Compensating Interest for the other collateral allocation group over the prepayment interest shortfall for that collateral allocation group and Distribution Date. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

     If on any Distribution Date, Available Funds for a collateral allocation group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates related to that collateral allocation group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that collateral allocation group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Yield Supplement Amount

     The "Yield Supplement Amount" for the Class 2-A-1 Certificates and any Distribution Date will equal the product of:

          (i) the excess (if any) of (A) the lesser of (x) one-month LIBOR (as determined by the Cap Counterparty) and (y) 8.85% over (B) 5.35%,

          (ii) the Class Certificate Balance of the Class 2-A-1 Certificates for that Distribution Date, and

          (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

     The Corridor Contract; Supplemental Interest Trust. The Class 2-A-1 Certificates will have the benefit of an interest rate corridor transaction (the "Corridor Contract") with the Cap Counterparty. The Corridor Contract will not be an asset of the issuing entity but instead will be an asset of a separate trust fund (the "supplemental interest trust") created under the pooling and servicing agreement for the Class 2-A-1 Certificates. The Corridor Contract will be between the supplemental interest trustee and the Cap Counterparty, as evidenced by a confirmation.

     The Corridor Contract will be entered into pursuant to the terms of an ISDA Master Agreement (Multicurrency-Crossborder) between the Cap Counterparty and the supplemental interest trust together with the schedule thereto and an ISDA Credit Support Annex. The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     The "Corridor Contract Termination Date" for the Class 2-A-1 Certificates is the 25th day of February 2011. The Corridor Contract is scheduled to remain in effect up to and including the Corridor Contract Termination Date.

     On the business day preceding each Distribution Date on or prior to the Corridor Contract Termination Date, the Cap Counterparty will make payment under the Corridor Contract of an amount determined on the same basis as the Yield Supplement Amount but assuming that the Class Certificate Balance of the Class 2-A-1 Certificates for that Distribution Date is equal to the Derivative Notional Balance for such Distribution Date. The "Derivative Notional Balance" on each Distribution Date on or prior to the Corridor Contract Termination Date will be as described in the schedule attached to the prospectus supplement. After the Corridor Contract Termination Date, the Derivative Notional Balance will be equal to zero, and the Corridor Contract will be terminated.

     The Derivative Notional Balances for the Class 2-A-1 Certificates are not based on any particular prepayment assumption.

     To the extent that the sum of (x) the amount paid under the Corridor Contract and (y) any Excess Funds in the Supplemental Interest Reserve Fund is less than the Yield Supplement Amount for a Distribution Date (such shortfall, a "Yield Maintenance Shortfall"), the Class 2-A-1 Certificates will not receive the entire Yield Supplement Amount on that Distribution Date. However, on future Distribution Dates, if the sum of the amount paid under the Corridor Contract and any Excess Funds in the Supplemental Interest Reserve Fund exceeds the Yield Supplement Amount for that Distribution Date, that excess will be used to pay any Yield Maintenance Shortfalls outstanding from prior Distribution Dates. The Class 2-A-1 Certificates will not be entitled to any interest on any Yield Maintenance Shortfalls. "Excess Funds" for any Distribution Date will equal the amount by which the sum of the amounts paid under the Corridor Contract on prior Distribution Dates exceeds the sum of amounts actually paid from the Supplemental Interest Reserve Fund for the Class 2-A-1 Certificates with respect to the Yield Supplement Amount, including Yield Maintenance Shortfalls for such prior Distribution Dates.

     The Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the issuing entity, the failure of the Cap Counterparty (three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under the Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation. In addition, it will also be an early termination event if the Rating Agency ratings of the Cap Counterparty decline below certain levels set forth in the Corridor Contract, and the Cap Counterparty fails to take appropriate remedial action in a timely manner as provided in the Corridor Contract.

     It will be an additional termination event under the Corridor Contract if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Cap Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

     If the Corridor Contract is terminated early, the Cap Counterparty may owe a termination payment, payable in a lump sum. However, if such termination occurs, no assurance can be given that any such termination payment will be owing to the supplemental interest trustee. Any termination payment received from the Cap Counterparty will be deposited by the supplemental interest trustee in the Supplemental Interest Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class 2-A-1 Certificates, until the Corridor Contract Termination Date.

     The Class 2-A-1 Certificates do not represent an obligation of the Cap Counterparty. Holders of the Class 2-A-1 Certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under the Corridor Contract.

     The Corridor Contract will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the closing date.

The Supplemental Interest Reserve Fund

     Amounts received from the Cap Counterparty under the Corridor Contract will be deposited in the supplemental interest trust by the supplemental interest trustee on each Distribution Date. Any amounts on deposit in the supplemental interest trust will not be the property of the issuing entity, but will instead be assets of the supplemental interest trust. On each Distribution Date, the supplemental interest trustee will withdraw funds available on deposit in the supplemental interest trust, in an amount up to the applicable Yield Supplement Amount for that Distribution Date and any Yield Maintenance Shortfalls from prior Distribution Dates. Any remaining amounts will remain in the account established by the supplemental interest trustee under the pooling and servicing agreement (the "Supplemental Interest Reserve Fund"). The Supplemental Interest Reserve Fund will be held in trust by the supplemental interest trustee on behalf of the holders of the Class 2-A-1 Certificates. The Supplemental Interest Reserve Fund will not be an asset of any REMIC.

     On the Distribution Date immediately following the earlier of (i) the Corridor Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class 2-A-1 Certificates has been reduced to zero, all amounts remaining in the Supplemental Interest Reserve Fund will be distributed to Greenwich Capital Markets, Inc.

Principal

     Collateral Allocation Group 1

     General. All payments and other amounts received in respect of principal of the Mortgage Loans attributable to collateral allocation group 1 will be allocated between (a) the Class PO Certificates and (b) the related senior certificates (other than the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The "Non-PO Percentage" with respect to any Mortgage Loan or portion thereof in collateral allocation group 1 with an adjusted net mortgage rate less than 6.25% (each a "Discount Mortgage Loan") will be equal to the adjusted net mortgage rate divided by 6.25% and, with respect to any Mortgage Loan or portion thereof in collateral allocation group 1 with an adjusted net mortgage rate equal to or greater than 6.25% (each a "Non-Discount Mortgage Loan"), will be 100%.

     The "PO Percentage" with respect to any Discount Mortgage Loan will equal (6.25% minus the adjusted net mortgage rate) divided by 6.25% and, with respect to any Non-Discount Mortgage Loan, will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for collateral allocation group 1 will be distributed as principal to tIhe group 1 senior certificates (other than the Class PO Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and collateral allocation group 1 will equal the sum of the related Applicable Fraction of:

     (i)  the sum of the applicable Non-PO Percentage of:

          (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

          (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

          (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

          (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing, and

     (ii) (A) any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount for collateral allocation group 1, up to the amount of the Senior Principal Distribution Amount for collateral allocation group 1 for the Distribution Date will be distributed as principal of the following classes of group 1 senior certificates, in the following priority:

          first, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

          second, concurrently, to the Class 1-A-1 and Class 1-A-4 Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

          third, sequentially, to the Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their respective Class Certificate Balance are reduced to zero; and

          fourth, concurrently, to the Class 1-A-1 and Class 1-A-4 Certificates, pro rata, without regard to the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     On each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for collateral allocation group 1 will be distributed, concurrently, as principal of the classes of group 1 senior certificates (other than the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and (y) the product of

     o Available Funds for collateral allocation group 1 remaining after distribution of interest on the group 1 senior certificates, and

     o a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount for collateral allocation group 1.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the group 1 senior certificates (other than the Class PO Certificates) will be in an amount equal to the product of Available Funds for collateral allocation group 1 remaining after distribution of interest on the group 1 senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that related Senior Principal Distribution Amount and the PO Formula Principal Amount.

     Collateral Allocation Group 2

     General. On each Distribution Date, the Principal Amount for collateral allocation group 2 will be distributed as principal with respect to the group 2 senior certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that collateral allocation group.

     The "Principal Amount" for any Distribution Date and collateral allocation group 2 will equal the sum of the related Applicable Fraction of:

          (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

          (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

          (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated mortgage loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

          (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

          (g) any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of the Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for collateral allocation group 2, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates as follows:

          (a) 50% to the Class 2-A-6 Certificates, until its Class Certificate Balance is reduced to zero and

          (b)  50% in the following priority:

               (1) concurrently, to the Class 2-A-4 and Class 2-A-5 Certificates, pro rata, the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (2) in an amount up to $1,878 for each Distribution Date to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

               (3) in an amount up to $657,278 for each Distribution Date to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero;

               (4) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               (5) concurrently, to the Class 2-A-4 and Class 2-A-5 Certificates, pro rata, without regard to the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     On each Distribution Date on and after the Senior Credit Support Depletion Date, the Principal Amount for collateral allocation group 2 will be distributed, concurrently as principal of the classes of group 2 senior certificates (other than the Notional Amount Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used in this free writing prospectus shall have the following meanings:

     The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and collateral allocation group 1 will equal the sum of:

         (i) the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

         (ii) for each Mortgage Loan in collateral allocation group 1 that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

               o the Senior Percentage of the applicable Non-PO Percentage of the related Applicable Fraction of the Stated Principal Balance of the Mortgage Loan, and

               o    either

                    o if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the applicable Non-PO Percentage of the related Applicable Fraction of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                    o if an Excess Loss were sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the related Applicable Fraction of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

         (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount and that Distribution Date; and

         (iv) the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount for collateral allocation group 1 will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the related Applicable Fraction of the principal portion of the Bankruptcy Loss.

     Notwithstanding the foregoing definition of Senior Principal Distribution Amount, on any Distribution Date after a Senior Termination Date, if the remaining senior certificates are group 1 senior certificates, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to the Mortgage Loans in collateral allocation group 1.

     The "Senior Principal Distribution Amount" for collateral allocation group 2 for any Distribution Date will equal the sum of

     (i) the applicable Senior Percentage of all amounts described in clauses
(a) through (d) of the definition of Principal Amount for collateral allocation group 2 for that Distribution Date,

     (ii) for each Mortgage Loan in collateral allocation group 2 that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          (a) the related Senior Percentage of the related Applicable Fraction of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

          (b) either

               (x) if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the related Senior Prepayment Percentage of the related Applicable Fraction of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

               (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the applicable Senior Percentage of the related Applicable Fraction of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

     (iii) the Senior Prepayment Percentage of the amounts described in clauses
(f) and (g) of the definition of Principal Amount for collateral allocation group 2 and the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount for collateral allocation group 2 will be reduced on the related Distribution Date by the related Senior Percentage of the related Applicable Fraction of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after a Senior Termination Date, if the remaining certificates are group 2 senior certificates, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in collateral allocation group 2.

     The "Group 1 Priority Amount" for any Distribution Date and collateral allocation group 1 will equal the sum of (i) the product of (A) the Group 1 Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Group 1 Priority Percentage and (ii) the product of (A) the Group 1 Unscheduled Principal Distribution Amount, (B) the Prepayment Shift Percentage and (C) the Group 1 Priority Percentage.

     "Group 1 Priority Percentage" for any Distribution Date and collateral allocation group 1, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-1 and Class 1-A-4 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Non-PO Percentage of the Applicable Fraction for collateral allocation group 1 of the Stated Principal Balance of each Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date).

     "Group 1 Scheduled Principal Distribution Amount" for any Distribution Date and collateral allocation group 1 will equal the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for collateral allocation group 1 for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Group 1 Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the related Applicable Fraction of the principal portion of that Bankruptcy Loss.

     The "Group 1 Unscheduled Principal Distribution Amount" for any Distribution Date and collateral allocation group 1 will equal, the Non-PO Percentage of the sum of the amounts described in subclauses (e) and (f) of clause (i) and clause (ii) of the definition of Non-PO Formula Principal Amount for collateral allocation group 1 for that Distribution Date.

     The "Group 2 Priority Amount" for any Distribution Date and collateral allocation group 2 will equal the sum of (i) the product of (A) the Group 2 Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Group 2 Priority Percentage and (ii) the product of (A) the Group 2 Unscheduled Principal Distribution Amount, (B) the Prepayment Shift Percentage and (C) the Group 2 Priority Percentage.

     "Group 2 Priority Percentage" for any Distribution Date and collateral allocation group 2, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-4 and Class 2-A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the Applicable Fraction for collateral allocation group 2 of the Stated Principal Balance of each Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date).

     "Group 2 Scheduled Principal Distribution Amount" for any Distribution Date and collateral allocation group 2 will equal the related Senior Percentage of all amounts described in subclauses (a) through (d) of the definition of Principal Amount for collateral allocation group 2 for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Group 2 Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the related Applicable Fraction of the principal portion of that Bankruptcy Loss.

     The "Group 2 Unscheduled Principal Distribution Amount" for any Distribution Date and collateral allocation group 2 will equal, the sum of the amounts described in subclauses (e) through (g) of the definition of Principal Amount for collateral allocation group 2 for that Distribution Date.

     The "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%.

     The "Prepayment Shift Percentage" for (i) any Distribution Date occurring during the five-year period beginning on the first Distribution Date will equal 0% and (ii) any Distribution Date thereafter, will equal: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     The "PO Formula Principal Amount" for any Distribution Date and the Class PO Certificates will equal the sum of the Applicable Fraction for collateral allocation group 1 of:

     (i) the sum of the PO Percentage of:

          (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

          (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

          (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received for the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loan that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

          (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

     (ii) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any such Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

     The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

     "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate Stated Principal Balance of the Mortgage Loans.

     The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the Class PO Certificates and the Notional Amount Certificates) immediately before the Distribution Date and the denominator of which is (x) in the case of collateral allocation group 1, the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan or portion thereof in collateral allocation group 1 as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date) and (y) in the case of collateral allocation group 2, the aggregate Stated Principal Balance of the Mortgage Loans or portions thereof in collateral allocation group 2 as of the Due Date occurring in the month prior to the month of that

Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Certificates (other than the Class PO Certificates and the Notional Amount Certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date. For any Distribution Date on or prior to a Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a collateral allocation group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that collateral allocation group on such Distribution Date. After a Senior Termination Date, the "Subordinated Percentage" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "Subordinated Prepayment Percentage" for a collateral allocation group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case each Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any collateral allocation group will occur unless both of the step down conditions listed below are satisfied with respect to all collateral allocation groups:

o the outstanding principal balance of all Mortgage Loans or portions thereof in a collateral allocation group delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that collateral allocation group of (i) in the case of collateral allocation group 1, the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the Mortgage Loans or portions thereof in collateral allocation group 1 or (ii) in the case of each of collateral allocation group 2, the aggregate Stated Principal Balance of the Mortgage Loans or portions thereof in the collateral allocation group 2 or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o cumulative Realized Losses on the Mortgage Loans or portions thereof in each collateral allocation group do not exceed

   o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that collateral allocation group of (x) in the case of collateral allocation group 1, the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the Mortgage Loans or portions thereof in collateral allocation group 1 or (y) in the case of each of collateral allocation group 2, the aggregate Stated Principal Balances of the Mortgage Loans or portions thereof in collateral allocation group 2, in each case as of the Cut-off Date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

   o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

   o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

   o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

   o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group after giving effect to distributions to be made on that Distribution Date, is greater than (x) in the case of collateral allocation group 1, the Non-PO Pool Balance of collateral allocation group 1 and (y) in the case of collateral allocation group 2, the aggregate Stated Principal Balance of the Mortgage Loans or portions thereof in collateral allocation group 2 (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, other than the Class PO Certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the Class PO Certificates, of the Undercollateralized Group equals (x) in the case of collateral allocation group 1, the Non-PO Pool Balance and (y) in the case of collateral allocation group 2, the aggregate Stated Principal Balance of the Mortgage Loans or portions thereof in collateral allocation group 2 (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other collateral allocation group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the Class PO Certificates, of that related senior certificate group. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for collateral allocation group 1 and any Due Date is equal to the excess, if any, of (x) the aggregate of the Applicable Fraction for collateral allocation group 1 of the Stated Principal Balance of all Mortgage Loans over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in collateral allocation group 1.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Collateral Allocation Group 1-- Senior Principal Distribution Amount" and "Distributions on the Certificates -- Principal -- Collateral Allocation Group 2-- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to each collateral allocation group, to the extent of Available Funds, (x) in the case of collateral allocation group 1, the Non-PO Formula Principal Amount for collateral allocation group 1, up to the amount of the Subordinated Principal Distribution Amount for collateral allocation group 1 for the Distribution Date or (y) in the case of collateral allocation group 2, the Principal Amount for collateral allocation group 2, up to the amount of the Subordinated Principal Distribution Amount for collateral allocation group 2 for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all collateral allocation groups (based on its Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all collateral allocation groups for distribution of principal. Distributions of principal of the subordinated certificates' pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have lower priorities of distribution than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                  Class B-1......................       7.35%
                  Class B-2......................       4.00%
                  Class B-3......................       2.70%
                  Class B-4......................       1.65%
                  Class B-5......................       1.00%
                  Class B-6......................       0.45%

     The "Subordinated Principal Distribution Amount" for any Distribution Date and collateral allocation group 1 will equal the sum of:

   o the related Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for collateral allocation group 1 and that Distribution Date,

   o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount for collateral allocation group 1, up to the related Subordinated Percentage of the applicable Non-PO Percentage of the related Applicable Fraction of the Stated Principal Balance of the Mortgage Loan,

   o the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for collateral allocation group 1 and that Distribution Date, and

   o the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for collateral allocation group 1 and that Distribution Date, reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Distribution Date.

     The "Subordinated Principal Distribution Amount" for any Distribution Date and collateral allocation 2 will equal the sum of:

   o the Subordinated Percentage for collateral allocation group 2 of all amounts described in clauses (a) through (d) of the definition of Principal Amount for collateral allocation group 2 and that Distribution Date,

   o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the related Applicable Fraction of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the related Applicable Fraction of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

   o the Subordinated Prepayment Percentage for collateral allocation group 2 of the amounts described in clauses (f) and (g) of the definition of Principal Amount for collateral allocation group 2 and that Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by collateral allocation group but will equal the amount calculated pursuant to the applicable formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related collateral allocation group.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any collateral allocation group remaining after payment of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

     On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates, until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior Credit Support Depletion Date, will be treated as a "Class PO Deferred Amount." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of collateral allocation group 1 for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in collateral allocation group 1 in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificates Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, (x) the applicable Non-PO Percentage of any Realized Loss on the Mortgage Loans or portions thereof in collateral allocation group 1 and (y) any Realized Loss on the Mortgage Loans or portions thereof in collateral allocation group 2, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero, except that (x) the applicable Non-PO Percentage of any Realized Losses on the Mortgage Loans or portions thereof in collateral allocation group 1 that would otherwise be allocated to the Class 1-A-1 Certificates will be allocated to the Class 1-A-4 Certificates until its Class Certificate Balance is reduced to zero and
(y) any Realized Losses on the Mortgage Loans or portions thereof in collateral allocation group 2 that would otherwise be allocated to the Class 2-A-1, Class 2-A-2 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-5 Certificates as follows: the first $3,773,000 of Realized Losses allocated to the Class 2-A-1 Certificates will be allocated to the Class 2-A-5 Certificates, the first $1,598,000 of Realized Losses allocated to the Class 2-A-2 Certificates will be allocated to the Class 2-A-5 Certificates and the first $232,000 of Realized Losses allocated to the Class 2-A-4 Certificates will be allocated to the Class 2-A-5 Certificates, in each case until the Class Certificate Balance of the Class 2-A-5 Certificates is reduced to zero.

     On each Distribution Date, (x) the applicable Non-PO Percentage of Excess Losses on the Mortgage Loans or portions thereof in collateral allocation group 1 and (y) with respect to collateral allocation group 2, Excess Losses on the Mortgage Loans or portions thereof in collateral allocation group 2, will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

   o the applicable Senior Percentage of the (x) in the case of collateral allocation group 1, the Non-PO Percentage of such Excess Loss and (y) in the case of collateral allocation group 2, such Excess Loss, will be allocated among the classes of senior certificates in that senior certificate group (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, based on their Class Certificate Balances and

   o the applicable Subordinated Percentage of the (x) in the case of collateral allocation group 1, the Non-PO Percentage of such Excess Loss and (y) in the case of collateral allocation group 2, such Excess Loss, will be allocated among the classes of subordinated certificates, pro rata, based on each class' share of the Assumed Balance for the applicable collateral allocation group.

     The share of the Assumed Balance for each class of subordinated certificates and a collateral allocation group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution Date after a Senior Termination Date, such Excess Losses on the Mortgage Loans in the related collateral allocation group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support

Depletion Date, (x) in the case of collateral allocation group 1, the Non-PO Percentage of any Excess Loss and (y) in the case of collateral allocation group 2, any Excess Loss, on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses, any Excess Loss will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and the Class PO Certificates), including the Class 1-A-1, Class 2-A-1, Class 2-A-2 and Class 2-A-4 Certificates, without any reallocation of Excess Losses to the Class 1-A-4 and Class 2-A-5 Certificates.

     Because principal distributions are made to some classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination" in this free writing prospectus.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement -- Subordination" in this free writing prospectus.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

     The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.


                               Credit Enhancement

Subordination

     Any Realized Losses, other than Excess Losses, that are allocated to the senior certificates will be allocated as described under "Description of the Certificates--Allocation of Losses" in this free writing prospectus.

     The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. The applicable Non-PO Percentage of the related Applicable Fraction of Realized Losses, other than Excess Losses, for collateral allocation group 1 and the related Applicable Fraction of any Realized Losses, other than Excess Losses for collateral allocation group 2 will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

     The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

o Special Hazard Losses in an initial amount expected to be up to approximately $3,663,276 (the "Special Hazard Loss Coverage Amount"),

o Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "Bankruptcy Loss Coverage Amount"), and

o Fraud Losses in an initial amount expected to be up to approximately $10,989,827 (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

o    the greatest of

          o    1% of the aggregate of the principal balances of the Mortgage
               Loans,

          o    twice the principal balance of the largest Mortgage Loan, and

          o the aggregate principal balances of the Mortgage Loans, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

o 2% of the then current pool principal balance, in the case of the first such anniversary and 1% as of the second, third and fourth such anniversaries,

and

o    the excess of:

     o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over


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     o    the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary. The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

     The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation.



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